                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Q3 FYE 2025 Results

Revenue and Diluted EPS Ahead of Q3 Guidance; Overachievement Driven by Early Renewal Revenue

Strong AI Momentum Drove Bundled SaaS Revenue Growth Acceleration to 19% Year-Over-Year

Expect to Finish the Year Strong; Maintaining FYE25 Guidance

Investor Day to Be Held January 14, 2025

MELVILLE, N.Y., December 4, 2024 - Verint® (Nasdaq: VRNT), The CX Automation Company™, today announced results for the three and nine months ended October 31, 2024 (FYE 2025). Revenue for the three months ended October 31, 2024 was $224 million, representing 3% year-over-year growth on a reported basis and 5% year-over-year growth on a non-GAAP basis as adjusted for the divestiture of our quality managed services business on January 31, 2024. Revenue for the nine months ended October 31, 2024 was $656 million, representing 2% year-over-year growth on a reported basis and 5% year-over-year growth on a non-GAAP basis as adjusted for the divestiture. For the three months ended October 31, 2024, diluted EPS was $0.39 on a GAAP basis and $0.54 on a non-GAAP basis. For the nine months ended October 31, 2024, diluted EPS was $0.58 on a GAAP basis and $1.62 on a non-GAAP basis.

Dan Bodner, Verint CEO commented, “We are pleased with our momentum in AI innovation and in customers reporting strong, tangible AI business outcomes with the Verint open platform. Today, our CX Automation Platform supports a hybrid cloud model, enabling our customers and partners to leap forward with AI-powered bots now. We believe that our ability to deliver strong and fast AI business outcomes is a unique and sustainable differentiator.”

Bodner continued, “In Q3, we saw strong demand for AI business outcomes and our bundled SaaS revenue growth accelerated to 19% year-over-year. We also saw customers taking advantage of our hybrid cloud model and prioritizing AI projects over cloud conversion projects. New SaaS ACV bookings for new deals, excluding cloud conversions, increased 37% year-over-year in Q3. Behind our momentum is our strong AI innovation, and today, we also announced our latest AI-powered bot in the Verint platform.”

Q3 FYE 2025 Highlights
•Revenue: Up 3% year-over-year as reported and up ~5% year-over-year adjusted for divestiture
•Gross Margin: Up ~70bps year-over-year
•Bundled SaaS Revenue: Up 19% year-over-year
•SaaS ARR: Up 11% year-over-year

Grant Highlander, Verint CFO, added, “Q3 revenue came in at $224 million, around $14 million ahead of our guidance, representing approximately 5% year-over-year growth adjusted for last year’s divestiture. Our revenue overachievement was driven by unbundled SaaS renewal revenue coming in during Q3, that we previously expected to come in Q4. In addition, gross margins expanded approximately 70bps year-over-year in Q3 driven by our mix shift to recurring revenue. We are pleased with the progress we have made year to date and we maintain our full year guidance for revenue and non-GAAP diluted EPS.”

Highlander continued, “We look forward to our upcoming investor day on January 14th where we will showcase our AI differentiation. Investors will hear directly from our customers on AI business outcomes and we will review our financial model, including FYE26 guidance, and our long-term model for monetizing AI.”

FYE 2025 Outlook
Our non-GAAP outlook for the year ending January 31, 2025 is as follows:

•Revenue: $933 million +/- 2%, reflecting 5% year-over-year growth (adjusted for the divestiture discussed above).
•Diluted EPS: $2.90 at the midpoint of our revenue guidance, reflecting 6% year-over-year growth.

Our non-GAAP outlook for year ending January 31, 2025 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $20 million for the year ending January 31, 2025.

Our non-GAAP outlook for the year ending January 31, 2025 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Stock-based compensation expenses are expected to be between approximately $76 million and $78 million, for the year ending January 31, 2025, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2024 and 2023 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3, 4 and 5 of this press release.

Q3 Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2024 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a leader in customer experience ("CX") automation. The world’s most iconic brands – including more than 80 of the Fortune 100 companies – use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise.

Verint. The CX Automation Company™, is proud to be Certified™ by Great Place To Work®. Learn more at Verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, elevated interest rates, tightening credit markets, inflation, instability in the banking sector, actual or threatened trade wars, political unrest, armed conflicts, natural disasters, or outbreaks of disease (including global epidemics or pandemics), as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, liquidity, or businesses; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards, including achieving, demonstrating, and maintaining the competitive differentiation of our solution platform; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products and services that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to grow faster than us or have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service ("SaaS") transition, including successfully transitioning customers to our cloud platform and the increased importance of subscription renewal rates and term lengths, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit, and train qualified personnel and management in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as artificial intelligence ("AI"), whose adoption, value, and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies (including versus those of our competitors), as well as with developing, offering, implementing, and maintaining an enterprise-class, broad solution portfolio; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts, and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, vulnerabilities, or develop operational problems; risk that we or our solutions may be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property ("IP") rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors, and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue:
Recurring	$179,858	$161,117	$516,615	$488,555
Nonrecurring	44,335	57,430	139,025	156,723
Total revenue	224,193	218,547	655,640	645,278
Cost of revenue:
Recurring	38,742	38,883	110,968	118,093
Nonrecurring	25,324	25,046	78,604	79,213
Amortization of acquired technology	1,500	1,609	4,499	5,511
Total cost of revenue	65,566	65,538	194,071	202,817
Gross profit	158,627	153,009	461,569	442,461
Operating expenses:
Research and development, net	37,736	32,084	109,824	97,923
Selling, general and administrative	95,987	87,879	282,441	297,532
Amortization of other acquired intangible assets	3,156	6,328	9,241	19,028
Total operating expenses	136,879	126,291	401,506	414,483
Operating income	21,748	26,718	60,063	27,978
Other income (expense), net:
Interest income	1,674	1,650	5,248	5,440
Interest expense	(2,539)	(2,609)	(7,723)	(7,994)
Other (expense) income, net	(2,542)	59	(5,936)	59
Total other expense, net	(3,407)	(900)	(8,411)	(2,495)
Income before (benefit from) provision for income taxes	18,341	25,818	51,652	25,483
(Benefit from) provision for income taxes	(10,676)	12,953	1,533	14,772
Net income	29,017	12,865	50,119	10,711
Net income attributable to noncontrolling interests	301	253	631	804
Net income attributable to Verint Systems Inc.	28,716	12,612	49,488	9,907
Dividends on preferred stock	(4,000)	(5,200)	(13,280)	(15,600)
Net income (loss) attributable to Verint Systems Inc. common shares	$24,716	$7,412	$36,208	$(5,693)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.40	$0.12	$0.58	$(0.09)
Diluted	$0.39	$0.12	$0.58	$(0.09)

Weighted-average common shares outstanding:
Basic	62,143	63,887	62,116	64,411
Diluted	62,803	64,144	62,761	64,411

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP SaaS Metrics
(Unaudited)

SaaS Revenue

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Bundled SaaS revenue - GAAP	$75,220	$63,251	$212,508	$184,770
Unbundled SaaS revenue - GAAP	73,442	52,400	208,241	161,470
SaaS revenue - GAAP	148,662	115,651	420,749	346,240

Estimated bundled SaaS revenue adjustments	—	117	—	960
Estimated unbundled SaaS revenue adjustments	—	—	—	—
Estimated SaaS revenue adjustments	—	117	—	960

Bundled SaaS revenue - non-GAAP	75,220	63,368	212,508	185,730
Unbundled SaaS revenue - non-GAAP	73,442	52,400	208,241	161,470
SaaS revenue - non-GAAP	$148,662	$115,768	$420,749	$347,200

New SaaS ACV

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
New SaaS ACV	$27,929	$25,389	$68,775	$67,838
New SaaS ACV - bundled SaaS component	18,514	22,265	48,221	55,132
New deals ACV	17,811	16,740	45,318	36,562
Conversion ACV	703	5,525	2,903	18,570
New SaaS ACV - unbundled SaaS component	9,415	3,124	20,554	12,706

SaaS ARR

	Three Months Ended October 31,
(in thousands)	2024	2023
SaaS ARR	$570,130	$512,304

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Recurring revenue - GAAP	$179,858	$161,117	$516,615	$488,555
Nonrecurring revenue - GAAP	44,335	57,430	139,025	156,723
Total GAAP revenue	224,193	218,547	655,640	645,278
Recurring revenue adjustments	—	120	—	989
Nonrecurring revenue adjustments	—	—	—	—
Total revenue adjustments	—	120	—	989
Recurring revenue - non-GAAP	179,858	161,237	516,615	489,544
Nonrecurring revenue - non-GAAP	44,335	57,430	139,025	156,723
Total non-GAAP revenue	$224,193	$218,667	$655,640	$646,267

Gross Profit and Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Recurring cost of revenues	$38,742	$38,883	$110,968	$118,093
Nonrecurring cost of revenues	25,324	25,046	78,604	79,213
Amortization of acquired technology	1,500	1,609	4,499	5,511
Total GAAP cost of revenue	65,566	65,538	194,071	202,817
GAAP gross profit	158,627	153,009	461,569	442,461
GAAP gross margin	70.8%	70.0%	70.4%	68.6%
Revenue adjustments	—	120	—	989
Amortization of acquired technology	1,500	1,609	4,499	5,511
Stock-based compensation expenses	899	1,093	4,155	2,905
Acquisition and divestitures expenses, net	38	31	38	353
Restructuring expenses (benefit)	247	(2)	846	1,447
Non-GAAP gross profit	$161,311	$155,860	$471,107	$453,666
Non-GAAP gross margin	72.0%	71.3%	71.9%	70.2%

Research and Development, net

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP research and development, net	$37,736	$32,084	$109,824	$97,923
As a percentage of GAAP revenue	16.8%	14.7%	16.8%	15.2%
Stock-based compensation expenses	(3,097)	(3,025)	(11,104)	(8,818)
Acquisition and divestitures expenses, net	(166)	(20)	(201)	(96)
Restructuring expenses	(377)	(1)	(1,993)	(316)
IT facilities and infrastructure realignment	—	—	—	(1,648)
Non-GAAP research and development, net	$34,096	$29,038	$96,526	$87,045
As a percentage of non-GAAP revenue	15.2%	13.3%	14.7%	13.5%

Selling, General and Administrative Expenses

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP selling, general and administrative expenses	$95,987	$87,879	$282,441	$297,532
As a percentage of GAAP revenue	42.8%	40.2%	43.1%	46.1%
Stock-based compensation expenses	(14,084)	(12,068)	(44,588)	(38,563)
Acquisition and divestitures (expenses) benefit, net	(1,047)	207	(2,097)	(5,671)
Restructuring expenses	(449)	(483)	(2,010)	(3,337)
Accelerated lease costs	—	(98)	—	(5,262)
IT facilities and infrastructure realignment	—	(1,937)	—	(16,816)
Other adjustments	(108)	(241)	(316)	(817)
Non-GAAP selling, general and administrative expenses	$80,299	$73,259	$233,430	$227,066
As a percentage of non-GAAP revenue	35.8%	33.5%	35.6%	35.1%

Operating Income and Operating Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP operating income	$21,748	$26,718	$60,063	$27,978
GAAP operating margin	9.7%	12.2%	9.2%	4.3%
Revenue adjustments	—	120	—	989
Amortization of acquired technology	1,500	1,609	4,499	5,511
Amortization of other acquired intangible assets	3,156	6,328	9,241	19,028
Stock-based compensation expenses	18,080	16,186	59,847	50,286
Acquisition and divestitures expenses (benefit), net	1,251	(156)	2,336	6,120
Restructuring expenses	1,073	482	4,849	5,100
Accelerated lease costs	—	98	—	5,262
IT facilities and infrastructure realignment	—	1,937	—	18,464
Other adjustments	108	241	316	817
Non-GAAP operating income	$46,916	$53,563	$141,151	$139,555
Non-GAAP operating margin	20.9%	24.5%	21.5%	21.6%

Other Expense, Net

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP other expense, net	$(3,407)	$(900)	$(8,411)	$(2,495)
Losses on early retirements of debt	—	—	—	237
Acquisition and divestitures expenses, net	—	—	—	(156)
Other adjustments	(9)	(113)	453	(232)
Non-GAAP other expense, net(1)	$(3,416)	$(1,013)	$(7,958)	$(2,646)

(Benefit from) Provision for Income Taxes

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP (benefit from) provision for income taxes	$(10,676)	$12,953	$1,533	$14,772
GAAP effective income tax rate	(58.2)%	50.2%	3.0%	58.0%
Non-GAAP income tax adjustments	14,677	(8,640)	13,724	(2,786)
Non-GAAP provision for income taxes	$4,001	$4,313	$15,257	$11,986
Non-GAAP effective income tax rate	9.2%	8.2%	11.5%	8.8%

Net Income (Loss) Attributable to Verint Systems Inc. Common Shares

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP net income (loss) attributable to Verint Systems Inc. common shares	$24,716	$7,412	$36,208	$(5,693)
Revenue adjustments	—	120	—	989
Amortization of acquired technology	1,500	1,609	4,499	5,511
Amortization of other acquired intangible assets	3,156	6,328	9,241	19,028
Stock-based compensation expenses	18,080	16,186	59,847	50,286
Losses on early retirements of debt	—	—	—	237
Acquisition and divestitures expenses (benefit), net	1,251	(156)	2,336	5,964
Restructuring expenses	1,073	482	4,849	5,100
Accelerated lease costs	—	98	—	5,262
IT facilities and infrastructure realignment	—	1,937	—	18,464
Other adjustments	99	128	769	585
Non-GAAP tax adjustments	(14,677)	8,640	(13,724)	2,786
Dividends, reversed due to assumed conversion of preferred stock(3)	4,000	5,200	13,280	15,600
Total adjustments	14,482	40,572	81,097	129,812
Non-GAAP net income attributable to Verint Systems Inc. common shares	$39,198	$47,984	$117,305	$124,119

Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.39	$0.12	$0.58	$(0.09)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.54	$0.65	$1.62	$1.67

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	62,803	64,144	62,761	64,411
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	9,477	9,478	9,478	9,802
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	72,280	73,622	72,239	74,213

GAAP Net Income to Adjusted EBITDA

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP net income	$29,017	$12,865	$50,119	$10,711
As a percentage of GAAP revenue	12.9%	5.9%	7.6%	1.7%
(Benefit from) provision for income taxes	(10,676)	12,953	1,533	14,772
Other expense, net	3,407	900	8,411	2,495
Depreciation and amortization(2)	11,221	13,874	32,907	55,394
Revenue adjustments	—	120	—	989
Stock-based compensation expenses	18,080	16,186	59,847	50,286
Acquisition and divestitures expenses (benefit), net	1,253	(156)	2,336	6,120
Restructuring expenses	1,058	476	4,828	5,007
Accelerated lease costs	—	98	—	5,262
IT facilities and infrastructure realignment	—	1,679	—	6,657
Other adjustments	108	241	316	817
Adjusted EBITDA	$53,468	$59,236	$160,297	$158,510
As a percentage of non-GAAP revenue	23.8%	27.1%	24.4%	24.5%

Gross Debt to Net Debt

(in thousands)	October 31, 2024	January 31, 2024
Long-term debt	$412,242	$410,965
Unamortized debt discounts and issuance costs	2,758	4,035
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	182,823	241,400
Restricted cash and cash equivalents, and restricted bank time deposits	486	1,269
Short-term investments	779	686
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	230,912	171,645
Long-term restricted cash, cash equivalents, time deposits, and investments	182	181
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$230,730	171,464

(1) For the three months ended October 31, 2024, other expense, net of $3.4 million was comprised of $1.0 million of interest and other expense, net and $2.4 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three and nine months ended October 31, 2024 and 2023.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Quarterly Revenue of Divested Quality Managed Service Offering ("Divested Offering")
Reconciliation of Non-GAAP Divestiture Revenue
(Unaudited)

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP revenue	$216,566	$210,165	$218,547	$265,109	$910,387
Revenue from divested offering	6,759	6,429	6,114	$5,946	25,248
Total GAAP revenue without divested offering	$209,807	$203,736	$212,433	$259,163	$885,139

Total non-GAAP revenue	$217,193	$210,407	$218,667	$265,220	$911,487
Revenue from divested offering	6,759	6,429	6,114	5,946	25,248
Total non-GAAP revenue without divested offering	$210,434	$203,978	$212,553	$259,274	$886,239

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Gross Profit
(Unaudited)

Recurring and Nonrecurring Revenue

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Recurring revenue:
Bundled SaaS revenue	$75,220	$63,251	$212,508	$184,770
Unbundled SaaS revenue	73,442	52,400	208,241	161,470
Total SaaS revenue	148,662	115,651	420,749	346,240
Optional managed services revenue	5,739	11,842	16,476	36,872
Support revenue	25,457	33,624	79,390	105,443
Total recurring revenue	179,858	161,117	516,615	488,555
Nonrecurring revenue:
Perpetual revenue	23,471	24,557	72,205	74,103
Professional services and other revenue	20,864	32,873	66,820	82,620
Total nonrecurring revenue	44,335	57,430	139,025	156,723
Total revenue	$224,193	$218,547	$655,640	$645,278

Recurring Gross Profit

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP recurring revenue	$179,858	$161,117	$516,615	$488,555
GAAP recurring cost of revenues	38,742	38,883	110,968	118,093
GAAP recurring gross profit	141,116	122,234	405,647	370,462
GAAP recurring gross margin	78.5%	75.9%	78.5%	75.8%

Recurring revenue adjustments	—	120	—	989
Recurring stock-based compensation expenses	542	523	2,234	1,505
Recurring acquisition and divestitures expenses, net	38	31	38	353
Recurring restructuring expenses (benefit)	20	(14)	26	933
Non-GAAP recurring gross profit	$141,716	$122,894	$407,945	$374,242
Non-GAAP recurring gross margin	78.8%	76.2%	79.0%	76.4%

Nonrecurring Gross Profit

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP nonrecurring revenue	$44,335	$57,430	$139,025	$156,723
GAAP nonrecurring cost of revenues	25,324	25,046	78,604	79,213
GAAP nonrecurring gross profit	19,011	32,384	60,421	77,510
GAAP nonrecurring gross margin	42.9%	56.4%	43.5%	49.5%

Nonrecurring stock-based compensation expenses	357	570	1,921	1,400
Nonrecurring restructuring expenses	227	12	820	514
Non-GAAP nonrecurring gross profit	$19,595	$32,966	$63,162	$79,424
Non-GAAP nonrecurring gross margin	44.2%	57.4%	45.4%	50.7%

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)		Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Revenue for the three and nine months ended October 31, 2023	$218,547	$645,278	$218,667	$646,267
Revenue for the three and nine months ended October 31, 2024	$224,193	$655,640	$224,193	$655,640
Revenue for the three and nine months ended October 31, 2024 at constant currency(1)	$223,000	$654,000	$223,000	$654,000
Reported period-over-period revenue growth	2.6%	1.6%	2.5%	1.5%
% impact from change in foreign currency exchange rates	(0.6)%	(0.2)%	(0.5)%	(0.3)%
Constant currency period-over-period revenue growth	2.0%	1.4%	2.0%	1.2%

(1) Revenue for the three and nine months ended October 31, 2024 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2023 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 19% and 20% of our total GAAP revenue for each of the three months ended October 31, 2024 and 2023, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 32% of our total combined GAAP cost of revenue and operating expenses for the three months ended October 31, 2024 and 2023. GAAP revenue denominated in non-U.S. dollars was 20% and 21% of our total GAAP revenue for the nine months ended October 31, 2024 and 2023, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 32% and 31% of our total combined GAAP cost of revenue and operating expenses for the nine months ended October 31, 2024 and 2023, respectively

(3) Non-GAAP revenue denominated in non-U.S. dollars was 19% and 20% of our total non-GAAP revenue for each of the three months ended October 31, 2024 and 2023, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 34% and 36% of our total combined non-GAAP cost of revenue and operating expenses for the three months ended October 31, 2024 and 2023, respectively. Non-GAAP revenue denominated in non-U.S. dollars was 20% and 21% of our total non-GAAP revenue for the nine months ended October 31, 2024 and 2023, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% of our total combined non-GAAP cost of revenue and operating expenses for each of the nine months ended October 31, 2024 and 2023.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2024	2024
Assets
Current Assets:
Cash and cash equivalents	$182,823	$241,400
Short-term investments	779	686
Accounts receivable, net of allowance for credit losses of $1.5 million and $1.2 million, respectively	152,898	190,461
Contract assets, net	94,046	66,913
Inventories	13,747	14,209
Prepaid expenses and other current assets	65,997	59,505
Total current assets	510,290	573,174
Property and equipment, net	49,171	47,704
Operating lease right-of-use assets	27,776	30,118
Goodwill	1,404,806	1,352,715
Intangible assets, net	85,145	57,466
Other assets	171,131	165,247
Total assets	$2,248,319	$2,226,424

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$28,438	$26,301
Accrued expenses and other current liabilities	128,397	137,433
Contract liabilities	230,145	254,437
Total current liabilities	386,980	418,171
Long-term debt	412,242	410,965
Long-term contract liabilities	12,156	10,581
Operating lease liabilities	29,647	32,100
Other liabilities	89,156	85,620
Total liabilities	930,181	957,437
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at October 31, 2024 and January 31, 2024, respectively; aggregate liquidation preference and redemption value of $202,667 and $206,067 at October 31, 2024 and January 31, 2024, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at October 31, 2024 and January 31, 2024, respectively; aggregate liquidation preference and redemption value of $202,667 and $206,067 at October 31, 2024 and January 31, 2024, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 62,285,000 and 62,738,000 shares; outstanding 62,285,000 and 62,738,000 shares at October 31, 2024 and January 31, 2024, respectively.	62	63
Additional paid-in capital	980,586	979,671
Retained earnings (accumulated deficit)	33,085	(6,723)
Accumulated other comprehensive loss	(134,652)	(142,962)
Total Verint Systems Inc. stockholders' equity	879,081	830,049
Noncontrolling interest	2,736	2,617
Total stockholders' equity	881,817	832,666
Total liabilities, temporary equity, and stockholders' equity	$2,248,319	$2,226,424

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$50,119	$10,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,780	57,287
Stock-based compensation, excluding cash-settled awards	59,863	50,286
Losses on early retirements of debt	—	237
Other, net	634	5,676
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	43,970	13,545
Contract assets	(26,809)	9,943
Inventories	544	(415)
Prepaid expenses and other assets	(13,771)	32,609
Accounts payable and accrued expenses	(10,088)	(50,080)
Contract liabilities	(33,195)	(39,299)
Deferred income taxes	(1,176)	1,788
Other, net	(6,644)	(10,609)
Net cash provided by operating activities	98,227	81,679

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(55,864)	(3,173)
Divestitures, net of cash divested	3,189	—
Purchases of property and equipment	(12,173)	(12,839)
Purchases of investments	(330)	(3,180)
Maturities and sales of investments	228	3,168
Cash paid for capitalized software development costs	(9,056)	(7,109)
Change in restricted bank time deposits, and other investing activities, net	(1)	(1,200)
Net cash used in investing activities	(74,007)	(24,333)

Cash flows from financing activities:
Proceeds from borrowings	—	100,000
Repayments of borrowings and other financing obligations	(1,712)	(102,430)
Purchases of treasury stock and common stock for retirement	(58,600)	(99,263)
Preferred stock dividend payments	(20,080)	(20,800)
Distributions paid to noncontrolling interest	(512)	(490)
Payments of contingent consideration for business combinations (financing portion)	(3,459)	(4,192)
Cash received for contingent consideration for business divestitures (financing portion) and other financing activities	(20)	(222)
Net cash used in financing activities	(84,383)	(127,397)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	803	(700)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(59,360)	(70,751)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	242,669	282,161
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$183,309	$211,410

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$182,823	$209,647
Restricted cash and cash equivalents included in prepaid expenses and other current assets	486	1,763
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$183,309	$211,410

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP revenue from divested manual quality managed services, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses, including losses on terminations, due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. We also exclude from our non-GAAP financial measures separation expenses incurred in connection with the spin-off of our former Cyber Intelligence Solutions business, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology. Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs were incremental to our normal operating expenses and were incurred solely as a result of the separation transaction.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2025 is currently approximately 11% and was 8% for the year ended January 31, 2024. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed customer contract signed by both parties before the end of the period. New Unbundled SaaS ACV includes only the ACV of the unbundled SaaS contracts included in New SaaS ACV. New Bundled SaaS ACV includes only the ACV of the bundled SaaS contracts included in New SaaS ACV and is comprised of two components:

•New Deals ACV, which represents the annual contract value of new bundled SaaS contracts, received within the period. This includes purchases of new applications by both new and existing customers as well as expansions of entitlements to applications already in use by existing customers, other than if in connection with a conversion. AI booking from new deals represents the portion of New Deals ACV attributable specifically to AI applications.

•Conversion ACV, which represents the bundled SaaS annual contract value sold to a customer who is converting from an on-premises application to the Verint Cloud within the period. This metric also includes the value of incremental licenses or expansion of entitlements as part of the conversion, including for AI applications.

SaaS Annual Recurring Revenue (SaaS ARR) represents the annualized quarterly run-rate value of active or signed SaaS contracts as of the end of a period. For unbundled SaaS contracts, the amount included in SaaS ARR is generally consistent with the amount that we invoice the customer annually for the term-based license transaction. In the case of acquired contracts that allow for early termination, SaaS ARR will reflect the annualized amount of committed contracts in the first quarter and then proportionally increase to the remaining amount of annualized ARR in the subsequent three quarters during the first year post acquisition. We use SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of our recurring business as we shift to SaaS. SaaS ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions for bundled SaaS and unbundled SaaS. SaaS ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. SaaS ARR is not intended to be a replacement for forecasts of SaaS revenue.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, accelerated lease costs, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow

Free Cash Flow is defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.